PTC Announces Q3 Results, Initiates Q4 Guidance and Maintains FY’10 Targets

Targets 35% to 40% license revenue growth in FY’10 on strength of Windchill PLM solution

NEEDHAM, Mass.— July 27, 2010 -- PTC (Nasdaq: PMTC), The Product Development Company®, today reported results for its third fiscal quarter ended July 3, 2010.

Highlights

•	Q3 Results: Revenue of $243.0 million and non-GAAP EPS of $0.21; GAAP EPS of $0.09
	°	Non-GAAP operating margin of 13.2%; GAAP operating margin of 4.9%
	°	Relative to updated Q3 guidance ($230 - $240 million in revenue with $0.14 to $0.20 non-GAAP EPS), currency fluctuations did not meaningfully impact results

•	Q4 Guidance: Revenue of $255 to $265 million and non-GAAP EPS of $0.30 to $0.32
	°	GAAP EPS of $0.20 to $0.22
	°	Assumes $1.25 USD / EURO, up from $1.20 assumption in previous guidance, a $3 million positive impact to revenue in Q4 and a $1 million negative impact to expense

•	FY 2010 Targets: Maintaining revenue target of $1 billion and non-GAAP EPS of $1.00
	°	GAAP EPS of $0.50
	°	Maintaining license revenue growth target of 35% to 40% year-over-year growth
	°	Non-GAAP operating margin of 16%; GAAP operating margin of 7.5%

The Q3 non-GAAP results exclude $11.5 million of stock-based compensation expense, $8.5 million of acquisition- related intangible asset amortization and $6.1 million of income tax adjustments.  The Q3 results include a non-GAAP tax rate of 22% and a GAAP tax rate of 8%.

Results Commentary
C. Richard Harrison, chairman and chief executive officer, commented, “Q3 was another solid quarter for PTC with total revenue up 7% year-over-year and license revenue up 37%.  Our revenue performance was above the high-end of our expectations, driven primarily by continued strength of our PLM business.”  On a constant currency basis total Q3 revenue was up 8% and license revenue was up 39% compared to the year ago period.

“Our PLM license revenue in Q3 was $36.5 million, up 63% year-over-year, continuing to highlight our leadership position in a large and growing segment of the enterprise software market,” continued Harrison.  “Our pipeline for new business opportunities with new and existing customers remains strong.  During the quarter we recognized revenue from leading organizations such as BAE, Compal Electronics, Continental AG, Fresenius Medical Care, Harman Becker, Kuhn, Lenovo, NASA, Samsung, and the United States Navy.”

James Heppelmann, president and chief operating officer added, “Our continued revenue momentum in the PLM market is further bolstered by an additional 2 ‘domino’ account wins during Q3.  Since 2009, we have won 15 strategically important domino accounts, all of which are large multinational companies who have chosen to standardize their PLM initiatives on our Windchill platform.  Dominoes represent the largest of the many competitive displacement opportunities we are pursuing, and we believe they are a clear indicator of our momentum in the PLM market.  They also demonstrate that PTC is gaining share and becoming recognized as the industry leader for both our technology and product development process expertise.  We are further engaged in more than 250 other opportunities world-wide with companies that are looking to replace their existing PLM solution to help improve their competitive position in their own markets.”

“We are very optimistic about the long-term opportunity for PTC and are committed to achieving our goal of a 20% non-GAAP EPS CAGR over the next 5 years,” continued Heppelmann.  “Based on the market momentum we are seeing, the strength of our pipeline and our increased sales capacity, we continue to be excited about our FY’11 growth opportunity.  We will provide formal FY’11 guidance when we issue our Q4 results in October.”

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Neil Moses, chief financial officer, commented, “In addition to strong license revenue performance in Q3, our maintenance and services revenue were essentially flat on a year-over-year basis, indicating that the impact of the soft license sales in 2009 is bottoming.  We also saw modest license growth in both our CAD and SMB businesses, which we view as a sign of recovery in those markets.  Our balance sheet remains solid with $219 million of cash.  During Q3 we repurchased $15 million worth of our stock and repaid the remaining outstanding balance on our revolving credit facility.”

Outlook Commentary
“Looking forward to the remainder of FY’10, our Q3 results give us increased confidence in our ability to meet our full-year revenue target of $1 billion and non-GAAP EPS target of $1.00,” continued Moses.  “We have raised our currency assumption from $1.20 USD/EURO to $1.25 USD/EURO, which positively impacts revenue by approximately $3 million and negatively impacts expense by approximately $1 million for Q4’10.  We are maintaining our full year license revenue growth expectations of 35% to 40% year over year, with our combined maintenance and services businesses expected to be down modestly on a year-over-year basis.”

“We are maintaining our non-GAAP operating margin target of 16%,” continued Moses, “as we intend to continue to invest in our business to leverage our technology leadership position and capitalize on our long-term growth opportunity.”   For FY’10 the GAAP operating margin target is 7.5% and the GAAP EPS target is $0.50.

The FY’10 targets assume a non-GAAP tax rate of 25%, a GAAP tax rate of 16% and 120 million diluted shares outstanding.  The FY’10 non-GAAP guidance excludes approximately $49 million of stock-based compensation expense, $34 million of acquisition-related intangible asset amortization and $27 million of related income tax effects.

“For Q4 we are initiating guidance of $255 to $265 million in revenue with non-GAAP EPS of $0.30 to $0.32,” Moses added.  “We are expecting approximately 20% year-over-year growth in our license revenue in Q4, with our combined services and maintenance businesses essentially flat resulting in 5% year-over-year growth in total revenue.”  The Q4 GAAP EPS target is $0.20 - $0.22.

The Q4 guidance assumes a non-GAAP tax rate of 25%, a GAAP tax rate of 17% and 120 million diluted shares outstanding.  The Q4 non-GAAP guidance excludes approximately $11 million of stock-based compensation expense, $8 million of acquisition-related intangible asset amortization expense and $6 million of related income tax effects.

Q3 Earnings Conference Call and Webcast
Prepared remarks for the conference call have been posted to the investor relations section of our website.  The prepared remarks will not be read live; the call will be primarily Q&A.

What:	PTC Fiscal Q3 Conference Call and Webcast
When:	Wednesday, July 28th, 2010 at 8:30 am (ET)
Dial-in:	1-888-566-8560 or 1-517-623-4768 Call Leader: Richard Harrison Passcode: PTC
Webcast:	www.ptc.com/for/investors.htm
Replay:	The audio replay of this event will be archived for public replay until 4:00 pm (CT) on August 2, 2010 at 1-866-515-1617 or 203-369-2026. To access the replay via webcast, please visit www.ptc.com/for/investors.htm.

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Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results.  Non-GAAP operating expenses, margin and EPS exclude stock-based compensation expense, amortization of acquired intangible assets, acquired in-process research and development expense, restructuring charges, and the related tax effects of the preceding items and any one-time tax items.  We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies.  In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.  However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC’s financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.

Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our fiscal 2010 and other future financial and growth expectations, anticipated tax rates, the expected impact of our planned strategic investments on our future growth, and the long-term prospects for the PLM segment of the enterprise software market are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected.  These risks include the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility the foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that we may not achieve the license growth rates that we expect, which could result in a different mix of revenue between license, service and maintenance and could impact our EPS results, the possibility that strategic customer wins may not generate the revenue we expect, the possibility that we will experience a shortfall in revenue that causes us to decrease or eliminate planned strategic investments in our business or planned share repurchases, and the possibility that any strategic investments that we do make may not have the effects that we expect.  In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses (including restructuring charges) and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

PTC, The Product Development Company, and all other PTC product names and logos are trademarks or registered trademarks of Parametric Technology Corporation or its subsidiaries in the United States and in other countries. All other companies referenced herein are trademarks or registered trademarks of their respective holders.

About PTC (www.ptc.com)
PTC (Nasdaq: PMTC) provides discrete manufacturers with software and services to meet the globalization, time-to-market and operational efficiency objectives of product development. Using the company’s PLM and CAD and related solutions, organizations in the Industrial, High-Tech, Aerospace/Defense, Automotive, Retail/Consumer and Life Sciences industries are able to support key business objectives such as reducing costs and shortening lead times while creating innovative products that meet customer needs and comply with industry regulations.

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PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

Revenue:
License	$67,498	$49,450	$206,958	$142,022
Service	175,500	176,709	535,025	549,820
Total revenue	242,998	226,159	741,983	691,842

Costs and expenses:
Cost of license revenue(1)	7,621	7,644	24,000	22,204
Cost of service revenue(1)	67,090	66,162	206,548	214,205
Sales and marketing(1)	79,121	73,823	232,856	225,072
Research and development(1)	50,597	46,562	151,247	139,675
General and administrative(1)	22,755	19,245	69,633	58,375
Amortization of acquired intangible assets	3,836	3,827	11,869	11,510
In-process research and development	--	300	--	300
Restructuring charges	--	6,609	--	16,397
Total costs and expenses	231,020	224,172	696,153	687,738

Operating income	11,978	1,987	45,830	4,104
Other expense, net	(320)	(491)	(1,449)	(1,812)
Income before income taxes	11,658	1,496	44,381	2,292
Provision for (benefit from) income taxes	940	(2,292)	6,798	(13,330)
Net income	$10,718	$3,788	$37,583	$15,622
Earnings per share:
Basic	$0.09	$0.03	$0.32	$0.14
Weighted average shares outstanding	115,188	115,194	115,802	114,843
Diluted	$0.09	$0.03	$0.31	$0.13
Weighted average shares outstanding	119,003	117,074	119,996	116,691

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Nine Months Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

Cost of license revenue	$2	$11	$21	$28
Cost of service revenue	2,186	2,055	7,007	5,601
Sales and marketing	3,471	3,491	10,065	8,592
Research and development	2,252	1,986	7,294	5,810
General and administrative	3,599	3,969	13,270	8,742
Total stock-based compensation	$11,510	$11,512	$37,657	$28,773

PARAMETRIC TECHNOLOGY CORPORATION
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

GAAP operating income	$11,978	$1,987	$45,830	$4,104
Stock-based compensation	11,510	11,512	37,657	28,773
Amortization of acquired intangible assets included in cost of license revenue	4,659	5,221	14,485	14,592
Amortization of acquired intangible assets included in cost of service revenue	--	--	--	8
Amortization of acquired intangible assets	3,836	3,827	11,869	11,510
In-process research and development	--	300	--	300
Restructuring charges	--	6,609	--	16,397
Non-GAAP operating income (2)	$31,983	$29,456	$109,841	$75,684

GAAP net income	$10,718	$3,788	$37,583	$15,622
Stock-based compensation	11,510	11,512	37,657	28,773
Amortization of acquired intangible assets included in cost of license revenue	4,659	5,221	14,485	14,592
Amortization of acquired intangible assets included in cost of service revenue	--	--	--	8
Amortization of acquired intangible assets	3,836	3,827	11,869	11,510
In-process research and development	--	300	--	300
Restructuring charges	--	6,609	--	16,397
Income tax adjustments (3)	(6,134)	(8,325)	(20,207)	(29,244)
Non-GAAP net income	$24,589	$22,932	$81,387	$57,958

GAAP diluted earnings per share	$0.09	$0.03	$0.31	$0.13
Stock-based compensation	0.10	0.10	0.31	0.25
All other items identified above	0.02	0.07	0.06	0.12
Non-GAAP diluted earnings per share	$0.21	$0.20	$0.68	$0.50

(2)	Operating margin impact of non-GAAP adjustments:

	Three Months Ended		Nine Months Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

GAAP operating margin	4.9%	0.9%	6.2%	0.6%
Stock-based compensation	4.8%	5.1%	5.0%	4.1%
Amortization of acquired intangibles	3.5%	4.0%	3.6%	3.8%
In-process research and development	--%	0.1%	--%	--%
Restructuring charges	--%	2.9%	--%	2.4%
Non-GAAP operating margin	13.2%	13.0%	14.8%	10.9%

(3)
Reflects the tax effects of non-GAAP adjustments for the third quarter and first nine months of 2010 and 2009, which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, as well as the effect of a $7.6 million one-time tax benefit recorded in the second quarter of 2009 due to the recognition of deferred tax assets in a foreign jurisdiction.

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	July 3,	September 30,
	2010	2009

ASSETS

Cash and cash equivalents	$219,019	$235,122
Accounts receivable, net	149,034	166,591
Property and equipment, net	59,473	58,105
Goodwill and acquired intangibles, net	534,009	596,517
Other assets	307,505	293,877

Total assets	$1,269,040	$1,350,212

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$258,557	$234,270
Borrowings under revolving credit facility	--	57,880
Other liabilities	275,888	296,481
Stockholders' equity	734,595	761,581

Total liabilities and stockholders' equity	$1,269,040	$1,350,212

PARAMETRIC TECHNOLOGY CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	July 3,	July 4,	July 3,	July 4,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income	$10,718	$3,788	$37,583	$15,622
Stock-based compensation	11,510	11,512	37,657	28,773
Depreciation and amortization	15,639	15,601	47,538	45,558
Accounts receivable	2,467	(9,560)	11,228	67,455
Accounts payable and accruals (4)	7,485	963	(5,248)	(29,986)
Deferred revenue	16,111	(9,559)	32,564	(2,700)
In-process research and development	--	300	--	300
Income taxes	(16,551)	(18,584)	(23,049)	(53,371)
Excess tax benefits from stock-based awards	(4)	(13,094)	(226)	(13,094)
Other	2,993	(5,814)	3,029	5,646
Net cash provided (used) by operating activities	50,368	(24,447)	141,076	64,203

Capital expenditures	(4,582)	(8,543)	(21,684)	(23,809)
Acquisitions of businesses, net of cash acquired	--	(24,315)	(2,087)	(32,790)
Proceeds from (payments on) debt, net	(31,112)	--	(50,832)	(31,951)
Repurchases of common stock	(14,974)	--	(60,046)	(9,581)
Excess tax benefits from stock-based awards	4	13,094	226	13,094
Other investing and financing activities (5)	1,397	716	(11,726)	(1,694)
Foreign exchange impact on cash	(4,774)	7,122	(11,030)	(3,068)

Net change in cash and cash equivalents	(3,673)	(36,373)	(16,103)	(25,596)
Cash and cash equivalents, beginning of period	222,692	267,718	235,122	256,941
Cash and cash equivalents, end of period	$219,019	$231,345	$219,019	$231,345

(4)	Includes accounts payable, accrued expenses, and accrued compensation and benefits.
(5)
The three months ended July 3, 2010 and July 4, 2009 include $0.1 million and $0.1 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.  The nine months ended July 3, 2010 and July 4, 2009 include $20.3 million and $4.4 million, respectively, for payments of withholding taxes in connection with vesting of restricted stock units and restricted stock.